UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2011 (August 9, 2011)

Toreador Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34216	75-0991164
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Toreador Holding SAS 5 rue Scribe Paris, France	75009
(Address of principal executive offices)	(Zip Code)

+33 1 47 03 34 24

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 9, 2011, Toreador Resources Corporation (“Toreador”) entered into an Agreement and Plan of Merger and Contribution (the “Merger Agreement”) by and among Toreador, ZaZa Energy, LLC (“ZaZa LLC”), ZaZa Energy Corporation, a newly-formed entity (“ZaZa Corp”), and Thor Merger Sub Corporation, a subsidiary of ZaZa Corp,  (“Merger Sub”).  The Merger Agreement provides for (i) the merger of Merger Sub with and into Toreador (the “Merger”), with Toreador continuing as the surviving entity, and (ii) the contribution by the holders of limited liability company interests in ZaZa LLC of 100% of such interests  to ZaZa Corp (the “Contribution”) and (iii) the contribution by the holders of profits interests in ZaZa LLC of 100% of such interests  to ZaZa Corp (the “Profits Interests Contribution,” and together with the Contribution and the Merger, the “Transactions”).  Upon the consummation of the Transactions, Toreador and ZaZa LLC will be wholly-owned subsidiaries of ZaZa Corp.

At the effective time of the Merger, each share of common stock, par value $0.15625 per share, of Toreador issued and outstanding immediately prior to the effective time of the Transactions will be converted into the right to receive one share of common stock, par value $0.01 per share, of ZaZa Corp (“ZaZa Corp Common Stock”).  The shares of ZaZa Corp Common Stock that will be received by the stockholders of Toreador in the Merger will in the aggregate represent 25% of the outstanding shares of ZaZa Corp Common Stock immediately after the consummation of the Transactions.

Simultaneously with the consummation of the Merger, the three members of ZaZa LLC (the “ZaZa LLC Members”) will contribute all of the limited liability company interests in ZaZa LLC to ZaZa Corp in exchange for (i) a number of shares of ZaZa Corp Common Stock  that will  in the aggregate represent 75% of the outstanding shares of ZaZa Corp Common Stock immediately after the consummation of the Transactions and (ii) cash (if then available to ZaZa Corp under credit facilities ZaZa Corp will seek to enter into prior to or simultaneously with closing) or subordinated secured notes in an amount equal to $50 million in the aggregate (reduced by the amount of certain pre-closing distributions made to such members and reduced by amounts that will be paid by the Company in exchange for the contribution of the net profits interest of ZaZa LLC.  Any such notes issued will provide for monthly cash interest at a rate of 8% per annum, a maturity date on the 4th anniversary of closing (with a requirement that ZaZa Corp apply up to 20% of any post-closing debt or equity financing towards prepayment of the notes).  Such notes will be subordinated to up to $150 million of senior indebtedness and secured by ZaZa Corp’s interest in ZaZa LLC.

Immediately after the consummation of the Merger and Contribution, the holders of profits interests in ZaZa LLC will contribute all of the outstanding profits interests in ZaZa LLC to ZaZa Corp in exchange for $4.8 million in cash.

Following the consummation of the Transactions, ZaZa Corp will have nine directors on its initial board of directors, with seven to be designated, prior to closing, by ZaZa LLC and two to be designated, prior to closing, by Toreador.  Thereafter, the board of directors will be determined as set forth in the Stockholders Agreement (described below).

Each of Toreador and ZaZa LLC has made customary representations and warranties in the Agreement.  Toreador and ZaZa LLC have made various commitments under  the Agreement, including (i) to conduct their respective businesses in the ordinary course during the period between execution of the Merger Agreement and the effective time of the Transactions, (ii) that Toreador will convene a meeting of its stockholders to consider and vote upon the approval of the Merger Agreement and the Merger, (iii) not to (A) initiate, solicit or knowingly facilitate any inquiries relating to alternative business combination transactions for either Toreador or ZaZa LLC or (B) subject to certain exceptions in the case of Toreador, respond to, furnish information with respect to, or engage in discussions or negotiations regarding, alternative business combination transactions for either Toreador or ZaZa LLC, (iv) to use reasonable best efforts to cause the ZaZa Corp Common Stock to be listed on NASDAQ, (v) to cooperate in the preparation of a registration statement for the ZaZa Corp Common Stock, (vi) that, subject to certain exceptions, the board of directors of Toreador will recommend that the stockholders of Toreador approve the Merger and (vii) that Toreador will terminate its Shareholder Rights Plan before closing.

Consummation of the Transactions is subject to customary conditions, including (i) approval of the Merger Agreement by the holders of a majority of the outstanding shares of Toreador common stock, (ii) absence of orders or injunctions of U.S. or French courts prohibiting the consummation of the Merger or Contribution, (iii) declaration of the effectiveness by the Securities and Exchange Commission (“SEC”) of the registration statement to be filed by ZaZa Corp, (iv) the listing of ZaZa Corp Common Stock on NASDAQ and (v) obtaining required approval from the French Bureau of Mines and any other applicable foreign governmental authorities.  Toreador’s obligation to consummate the Merger and ZaZa LLC’s obligation to consummate the Contribution are subject to certain additional customary conditions, including (i) material accuracy of representations and warranties of the other party, (ii) performance by the other party of its covenants in all material respects and (iii) that no material adverse effect with respect to

Toreador or ZaZa LLC has occurred.  In addition, each of Toreador’s and ZaZa LLC’s obligation to consummate the Merger is subject to the condition that immediately after the consummation of the Transactions, ZaZa Corp and its subsidiaries will have a minimum level of cash and cash equivalents and/or available funds under a credit facility.

The Merger Agreement provides for certain termination rights for Toreador and ZaZa LLC, including the right of either party to terminate if (i) the Transactions have not been consummated by June 30, 2012, (ii) the stockholders of Toreador do not approve the proposed Merger, (iii) the proposed Transactions are prohibited by a permanent order or injunction of a U.S. or French court, or (iv) the other party materially breaches the Merger Agreement, which breach is not curable or cured within a certain period.  If the board of Toreador fails to recommend that Toreador’s stockholders vote to approve the Merger Agreement, then ZaZa LLC has the right to terminate the Merger Agreement and Toreador will pay ZaZa LLC a termination fee of $3.5 million.  Toreador has the right to terminate the Merger Agreement, prior to the vote of its stockholders with respect to the Merger Agreement, to enter into an agreement for an alternative business combination transaction that the board of directors of Toreador determines to be superior to the proposed Transactions so long as Toreador complies with certain notice and other requirements set forth in the Merger Agreement and Toreador pays ZaZa LLC a termination fee of $3.5 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.  The Merger Agreement has been attached to this Report on Form 8-K to provide investors with information regarding its terms, and is not intended to provide any other factual or financial information about Toreador, ZaZa LLC or ZaZa Corp.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that Merger Agreement and as of the dates specified therein; were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of Toreador, ZaZa LLC or ZaZa Corp.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Toreador.

Contribution Agreement

On August 9, 2011, the ZaZa LLC Members entered into a Contribution Agreement with ZaZa Corp (the “Contribution Agreement”), a copy of which is attached hereto as Exhibit 2.2.

The Contribution Agreement governs the terms of the Contribution, and contains customary representations and warranties of the ZaZa LLC Members and ZaZa Corp.  The ZaZa LLC Members made covenants in the Contribution Agreement, including to not transfer, assign or otherwise dispose of any of the limited liability company interests in ZaZa LLC, and to comply with ZaZa LLC’s covenants in the Merger Agreement not to initiate, solicit or knowingly facilitate any inquiries relating to alternative business combination transactions for ZaZa LLC.  Consummation of the Contribution is subject to conditions, including (i) the satisfaction or waiver of the conditions to closing contained in the Merger Agreement, (ii) material accuracy of the representations and warranties of the other parties to the Contribution Agreement and (iii) the performance by the other parties to the Contribution Agreement of their respective covenants in all material respects.

The Contribution Agreement automatically terminates if the Merger Agreement is validly terminated for any reason.  The Contribution Agreement may be terminated by either ZaZa Corp or any of the ZaZa LLC Members if any of the ZaZa LLC Members or ZaZa Corp, respectively, materially breaches the Contribution Agreement, which breach is not cured or curable within a certain period.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached hereto as Exhibit 2.2 and the terms of which are incorporated herein by reference.

Net Profits Interest Contribution Agreement

On August 9, 2011, the holders of net profits interests in ZaZa LLC entered into a Net Profits Interests Contribution Agreement with ZaZa LLC and ZaZa Corp (the “Profits Interests Contribution Agreement”), a copy of which is attached hereto as Exhibit 2.3.

The Profits Interests Contribution Agreement will govern the terms of the Profits Interests Contribution, and contains customary representations and warranties of the holders of net profits interests in ZaZa LLC and ZaZa Corp.  The holders of net profits interests in ZaZa LLC made covenants in the Profits Interests Contribution Agreement, including to not transfer, assign or otherwise dispose of any of the net profits interests in ZaZa LLC.  Consummation of the Profits Interests Contribution is subject to conditions, including (i) the satisfaction or waiver of the conditions to closing contained in the Merger Agreement, (ii) material accuracy of the representations and warranties of the other parties to the Profits Interests Contribution Agreement and (iii) the performance by the other parties to the Profits Interests Contribution Agreement of their respective covenants in all material respects.

The Profits Interests Contribution Agreement automatically terminates if the Merger Agreement is validly terminated for any reason.  The Profits Interests Contribution Agreement may be terminated by either ZaZa Corp or any of the holders of net profits interests in ZaZa LLC if any of such holders or ZaZa Corp, respectively, materially breaches the Contribution Agreement, which breach is not cured or curable within a certain period.

The foregoing description of the Profits Interests Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Profits Interests Contribution Agreement, which is attached hereto as Exhibit 2.3 and the terms of which are incorporated herein by reference.

Stockholders’ Agreement

On August 9, 2011, ZaZa Corp, and the ZaZa LLC Members entered into a Stockholders’ Agreement (the “Stockholders Agreement”), a copy of which is attached hereto as Exhibit 2.4.  The Stockholders Agreement will become effective upon the consummation of the Transactions.

For three years after closing, in connection with each annual meeting of the stockholders of ZaZa Corp, the ZaZa LLC Members and their permitted transferees will have the right to nominate a number of directors of ZaZa Corp in proportion to their percentage ownership of ZaZa Corp Common Stock, and a 3-member nominating committee, two of the members of which will be the initial Toreador designees or their successors, will nominate the remaining number of directors for election at the annual meeting.  The ZaZa LLC Members have agreed to vote their shares in favor of the individuals nominated in accordance with the foregoing.

The Stockholders Agreement provides that, after the six-month anniversary of the consummation of the Transactions, the holders of at least 25% of ZaZa Corp Common Stock will have the right to request, up to ten separate times, that ZaZa Corp file a registration statement (including under a shelf registration statement) under the Securities Act of 1933, subject to certain limitations and conditions described therein, for ZaZa Corp Common Stock representing the lesser of $10 million and 2.5% of the then-outstanding ZaZa Corp Common Stock.  The Stockholders Agreement also provides the holders of ZaZa Corp Common Stock certain “piggyback” registration rights if ZaZa Corp proposed to sell any of its equity securities in a registered offering, subject to certain limitations and conditions described therein.  The Stockholders Agreement sets forth procedural and timing provisions and indemnification and contribution obligations of the stockholders and ZaZa Corp relating to the registration rights.

Each ZaZa LLC Member will be subject to certain standstill limitations (which, among other things, prohibits additional purchases of ZaZa Corp Common Stock if such purchases would result in the ZaZa LLC Members beneficially owning in excess of the percentage of the shares of ZaZa Corp Common Stock that they will  beneficially own immediately after closing) until the earlier of (i) such time at which it beneficially owns less than 15% of more of the voting stock of ZaZa Corp, (ii) such time at which all ZaZa Members beneficially own less than 25% of the voting stock of ZaZa Corp in the aggregate and (iii) the third anniversary of the date of consummation of the Transactions.  The stockholders of ZaZa Corp will also be subject to a prohibition on transfers for the six- month period following the consummation of the Transactions, and a prohibition on transfers following the six-month anniversary of the date of consummation of the Transactions, except sales (subject to certain conditions described in the Stockholders Agreement) pursuant to a registration statement, Rule 144, or a private sale exempt from registration where the transferee will not, after the transfer, own more than 10% of the voting power of ZaZa Corp.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 2.4 and the terms of which are incorporated herein by reference.

Non-Competition Agreement

On August 9, 2011, ZaZa Corp and the controlling person of each ZaZa LLC Member (each such person, the “Restricted Person”) entered into a separate Non-Competition Agreement (the “Non-Competition Agreements”), a form of which is attached hereto as Exhibit 2.5.

Pursuant to the Non-Competition Agreements, each Restricted Person has agreed that, prior to the date of termination of such person’s employment with ZaZa Corp or the third anniversary of the date of consummation of the Transactions (whichever is later), the Restricted Person and its controlled affiliates will not engage in, own or acquire new businesses that compete with ZaZa Corp, ZaZa LLC and Toreador and their present and future subsidiaries, in specified areas or acquire oil and gas interests in, acquire interests in any businesses with oil and gas interests in, such specified areas.  The Restricted Persons also agree not to materially interfere with the customer, supplier and other business relationships of, or oil and gas interests or the businesses of, ZaZa Corp, ZaZa LLC and Toreador and their present and future subsidiaries. The Non-Competition Agreements do not prohibit the Restricted Persons or their controlled affiliates acquiring equity interests in a company as a passive investor, so long as in each case they do not control such company.

The restrictions in the Non-Competition Agreements will not apply to any opportunity in which the Restricted Persons would otherwise be prohibited from participating, if such opportunity is first offered to ZaZa Corp and a majority of the full board of directors of ZaZa Corp, and a majority of the disinterested directors, declines to pursue such opportunity.

The foregoing description of the Non-Competition Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Non-Competition Agreements, the form of which is attached hereto as Exhibit 2.5, and the terms of which are incorporated herein by reference.

Other Information

Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Toreador intends that all such statements be subject to the “safe-harbor” provisions of those Acts.  Many important risks, factors and conditions may cause Toreador’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in Toreador’s filings with the SEC. The historical results achieved by Toreador are not necessarily indicative of its future prospects. Toreador undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed Transactions, ZaZa Corp will file a registration statement and Toreador will file a proxy statement with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements thereto) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement, when it becomes available, as well as other filings containing information about Toreador and ZaZa Corp, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free, when it becomes available, from Toreador’s Investor Relations web site (www.toreador.net) or by directing a request to Toreador at: Investor Relations, Toreador Resources Corporation, c/o Toreador Holding SAS, 5 rue Scribe, Paris France, 75009.

Toreador and its directors and executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Toreador’s stockholders with respect to the proposed Transactions.

Information regarding Toreador’s directors and executive officers is available in Toreador’s definitive proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 27, 2011.  Additional information regarding the interests of such potential participants in the proposed Transactions will be included in the registration statement and joint proxy statement to be filed with the SEC in connection with the proposed Transactions.

Item 8.01.  Other Events.

On August 10, 2011, Toreador issued a joint press release with ZaZa LLC announcing that they had entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation.

2.2	Contribution Agreement, dated August 9, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation.

2.3	Net Profits Interest Contribution Agreement, dated August 9, 2011, by and among the holders of net profit interests of ZaZa Energy, LLC, ZaZa Energy, LLC and ZaZa Energy Corporation.

2.4	Stockholders’ Agreement, dated August 9, 2011, by and among ZaZa Energy Corporation, Blackstone Oil & Gas, LLC, Omega Energy Corp. and Lara Energy, Inc.

2.5	Form of Non-Competition Agreement entered into between ZaZa Energy Corporation and each of Todd Alan Brooks, John E. Hearn, Jr. and Gaston L. Kearby.

99.1	Press release issued by Toreador Resources Corporation and ZaZa Energy, LLC, dated August 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2011	TOREADOR RESOURCES CORPORATION

	By:	/s/ Craig M. McKenzie
	Name:	Craig M. McKenzie
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Contribution, dated August 9, 2011, by and among Toreador Resources Corporation, ZaZa Energy, LLC, ZaZa Energy Corporation and Thor Merger Sub Corporation.

2.2	Contribution Agreement, dated August 9, 2011, by and among Blackstone Oil & Gas, LLC, Omega Energy Corp., Lara Energy, Inc. and ZaZa Energy Corporation.

2.3	Net Profits Interest Contribution Agreement, dated August 9, 2011, by and among the holders of net profit interests of ZaZa Energy, LLC, ZaZa Energy, LLC and ZaZa Energy Corporation.

2.4	Stockholders’ Agreement, dated August 9, 2011, by and among ZaZa Energy Corporation, Blackstone Oil & Gas, LLC, Omega Energy Corp. and Lara Energy, Inc.

2.5	Form of Non-Competition Agreement entered into between ZaZa Energy Corporation and each of Todd Alan Brooks, John E. Hearn, Jr. and Gaston L. Kearby.

99.1	Press release issued by Toreador Resources Corporation and ZaZa Energy, LLC, dated August 10, 2011.